EXHIBIT 23.1

                          CONSENT OF CROSS AND ROBINSON

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of etravelserve.com, Inc. on Form S-8 relating etravelserve.com, Inc. Year 2000 Stock Award and Option Plan, of our report dated September 10, 1999 appearing in and incorporated by reference in the Annual Report on Form10-K of Revenge Marine, Inc. for the year ended June 30, 1999 and to all references to our Firm included in this Registration Statement.

CROSS AND ROBINSON

/s/ Cross and Robinson
-------------------------
    Cross and Robinson


June 15, 2000